COMPRESSCO PARTNERS™ L.P.

Partnership Overview Presentation

November 2012


The Natural Choice in Production Enhancement Services!

Compressco Partners – Forward Looking Statements

Forward Looking Statements

This presentation includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as "may," "will," "expect," "intend," "estimate," "projects," "anticipate," "believe," "assume," "could," "should," "plans," "targets" or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements. These forward-looking statements include statements concerning expected results of operations for 2012, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding Compressco Partners' beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by Compressco Partners in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of Compressco Partners. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in Compressco Partners' Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Please Note: GasJack®, VJack™, ePumper®, Compressco® and Compressco Partners ™ are jointly registered trademarks or trademarks of Compressco Partners Operating, LLC and Compressco Partners Sub, Inc. in the United States and/or other countries.

Compressco Partners – Non-GAAP Financial Measures

Non-GAAP Financial Measures

Compressco Partners includes in this presentation the non-GAAP financial measures EBITDA, distributable cash flow, and distribution coverage ratio. EBITDA is used as a supplemental financial measure by the Partnership's management to: assess the Partnership's ability to generate available cash sufficient to make distributions to the Partnership's unitholders and general partner; evaluate the financial performance of its assets without regard to financing methods, capital structure or historical cost basis; measure operating performance and return on capital as compared to those of other companies in the production enhancement business; and, determine the Partnership's ability to incur and service debt and fund capital expenditures. The Partnership defines EBITDA as earnings before interest, taxes, depreciation and amortization.

Distributable cash flow is used as a supplemental financial measure by the Partnership's management as it provides important information relating to the relationship between the Partnership's financial operating performance and its cash distribution capability. Additionally, the Partnership uses forecasts of distributable cash flow for internal budgeting purposes and in communications with the board of directors of its general partner. The Partnership defines distributable cash flow as EBITDA less current income tax expense and maintenance capital expenditures, plus the non-cash cost of compressors sold and equity compensation expense. The Partnership also calculates the ratio of distributable cash flow to the total cash distributed (the distribution coverage ratio) as it provides important information relating to the relationship between the Partnership's financial operating performance and its cash distribution capability. The Partnership defines the distribution coverage ratio as the ratio of distributable cash flow to the total quarterly distribution payable on all outstanding common and subordinated units and the general partner interest.

These non-GAAP financial measures should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to EBITDA, distributable cash flow, or other similarly titled measures of other entities, as other entities may not calculate these non-GAAP financial measures in the same manner as Compressco Partners. Management compensates for the limitation of these non-GAAP financial measures as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into management's decision making process. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that Compressco Partners has available for distributions or that the Partnership plans to distribute for a given period, nor should they be equated to available cash as defined in the Partnership's partnership agreement.

Compressco Partners – Overview

- NASDAQ: GSJK
- Executive offices: Oklahoma City, OK
- Unit price at November 9, 2012: $16.39
- Market capitalization based on $16.39 unit price: $252.9 million
- Yield, based on annualized distribution and $16.39 unit price: 9.7%
- On October 19, 2012 Compressco Partners announced that it would pay a cash distribution attributable to the third quarter of 2012 of $0.3975 per outstanding unit
  - This amount represents an increase of $0.01 per outstanding unit over the previous distribution of $0.3875 per outstanding unit
  - Distributable cash flow[1] for the third quarter of 2012 was $0.5947 per unit

(1) Non-GAAP financial measures are reconciled to the nearest GAAP measure in the financial data appendix to this presentation.

Company Overview

- Compressco is a provider of compression-based production enhancement services, including both conventional wellhead compression services and unconventional compression services, and, in certain markets, well monitoring and sand separation services. We provide services to a broad base of natural gas and oil exploration and production companies operating throughout many of the onshore producing regions of the United States.
- The GasJack® unit and the VJack™ unit provide production enhancement services on natural gas wells and oil wells, respectively.

GasJack® Unit



VJack™ Unit



Company Overview

- Internationally, we have significant operations in Mexico and Canada and a growing presence in certain countries in South America, Eastern Europe, and the Asia-Pacific region.
- In certain circumstances, in connection with our primary production enhancement services we also provide ongoing well monitoring services and, in Mexico, automated sand separation services. Our well monitoring services consist of ongoing testing and evaluation of wells to determine how our wellhead compression services are optimizing the production from a well.
- We utilize an automated sand separator, a high pressure vessel with automated valve operation functions, at the well to remove solids that would otherwise cause abrasive wear damage to production enhancement and other equipment.

GasJack® Unit



Well Monitoring Equipment



Production Enhancement Services – GasJack® & VJack™ Units

- The compact, 46 horsepower GasJack® unit allows Compressco to perform wellhead compression, liquids separation, and optional gas metering all from one skid
  - Reliable, fuel efficient and easy to transport
  - Low emission – designed to meet all applicable EPA and regulatory standards
- We have introduced 40, 25 and 20 horsepower VJack™ units, which are designed to provide production enhancement services in mature oilfields and in environmentally sensitive markets
  - The VJack™ unit generates zero engine driven emissions
- As of 9/30/12, we had a fleet of 3,694 compressor units, of which 3,076 were being utilized

GasJack® Unit



GasJack® Integral Design



VJack™ Unit



Production Enhancement Services – Applications

- Conventional Services – primarily applied to mature gas wells with low formation pressures, but also effectively utilized on newer gas wells that have experienced significant production declines and gas wells characterized by lower formation pressures
  - Production enhancement for dry gas wells and liquid loaded gas wells
  - Backside auto injection systems monitor tubing pressure to redirect gas flow into the casing annulus as needed
- Unconventional Services – used primarily in connection with oil and gas liquids production
  - Vapor recovery captures gas vapors from oil storage tanks
  - Casing gas systems enhance oil production by reducing down-hole pressure

Unconventional Services – Vapor Recovery Solutions

Vapor Recovery captures gas vapors directly from storage tanks



Vapor Recovery Tower & Flash Gas Recovery eliminate opportunity for oxygen ingress





Production Enhancement Is Necessary

- Over time oil and natural gas wells exhibit declining pressure and production
- Production enhancement technologies can enhance daily production and total recoverable reserves in many instances
- Oil wells most suitable for production enhancement services exhibit high gas to oil ratios
- Within the United States, 27% of total producing gas wells produce between 50 – 300 Mcf/d; within the optimum candidate range of our GasJack® unit and VJack™ unit (Source: Drilling Info Desktop – 8/22/2012)

Illustrative Type Curve


Production Per Month
1
11
21
31
41
51
61
71
81
91
101
111
121
131
141
151
161
Month

Gas Wells Producing 50 – 300 Mcf/d as a % of all U.S. Gas Wells[1]


27%
73%
Gas Wells Producing 50 - 300 Mcf/d
Others

(1) Source: Drilling Info Desktop – 8/22/2012

Production Enhancement Is Necessary



Example – Production Volume Well Decline Curve – 2-3/8 Tubing
Volume
781 mcfd
625 mcfd
500 mcfd
Well loaded with fluid
Year One
Year Two
Year Three
Average 20% Decline Per Year
Time

Production Enhancement Is Necessary

Example – Production Volume Well Decline Curve – 2-3/8 Tubing


Volume
781 mcfd
625 mcfd
500 mcfd
Install GasJack (Avg. 126 mcfd benchmark uplift on 2 3/8" tubing)
Well loaded with fluid
Year One
Year Two
Year Three
Time

Average 20% Decline Per Year

Proven Technology Increases Value of Natural Gas & Oil Wells

- Compressco's production enhancement services improve production rates and recoverable reserves of natural gas and oil wells

Case Study: Well Decline Curve, Pre and Post GasJack® Unit Application



GasJack® unit Installed
Daily Rate
1,000
100
10
1
0.1
2003
2004
2005
2006
2007
2008
2009
2010
Time
Natural Gas
Oil

Commodity	Daily Production Pre GasJack®	Daily Production Post GasJack®
Natural Gas (Mcf/d)	30	150
Crude Oil (Bbl/d)	3	20

COMPRESSCO PARTNERS L.P.

Superior Customer Service and Highly Trained Field Personnel

- Compressco's centralized engineering and well monitoring functions support a network of regional service centers that install, operate, monitor and maintain compressor units
  - Engineering: Houston, TX
  - ePumper® Monitoring System: Oklahoma City, OK and field level
  - Regional service centers are supported by trained field service personnel

- Compressco's service personnel have completed a customer-focused training program and receive ongoing technical and safety training

Compressco's Comprehensive Service Solutions


Repair and Maintenance
Engineering
Installation
Operation
Monitoring

International Operations


Canada
United States
Mexico
Venezuela
Argentina
Germany
Poland
Austria
Ukraine
Romania
China
Indonesia
Australia

Compressco Partners – Ownership Structure



TETRA Technologies, Inc.
and its Subsidiaries
Compressco, Inc.
and its Subsidiaries
TETRA International Incorporated
and its Subsidiaries
Public Unitholders
9.5% Limited Partner Interest
17.5% Limited Partner Interest
Compressco Partners GP Inc.
(the General Partner)
73.0% Limited Partner Interest
2.0% General Partner Interest
Compressco Partners, L.P.
(the Partnership)

Financial Data Appendix

Financial Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2012	2011	2012	2011
	(In Thousands)			
Revenues				
Compression and other services	$ 27,167	$ 21,294	$ 72,427	$ 60,501
Sales of compressors and parts	1,517	3,326	3,737	8,329
Total revenues	28,684	24,620	76,164	68,830
Cost of revenues (excluding depreciation and amortization expense)				
Cost of compression and other services	13,082	10,488	36,318	31,259
Cost of compressors and parts sales	829	2,512	2,057	6,037
Total cost of revenues	13,911	13,000	38,375	37,296
Selling, general and administrative expense	4,952	4,161	13,620	11,185
Depreciation and amortization	3,376	3,082	9,721	9,452
Interest (income) expense, net	24	(9)	2	5,102
Other expense, net	427	598	618	814
Income before tax provision	5,994	3,788	13,828	4,981
Provision for income taxes	931	497	2,396	847
Net income	$ 5,063	$ 3,291	$ 11,432	$ 4,134

Financial Data Appendix – EBITDA Reconciliation

The following table reconciles net income to EBITDA for the three and nine month periods ended September 30, 2012 and September 30, 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2012	2011	2012	2011
	(In Thousands)			
Net income	$ 5,063	$ 3,291	$ 11,432	$ 4,134
Provision for income taxes	931	497	2,396	847
Depreciation and amortization	3,376	3,082	9,721	9,452
Interest (income) expense, net	24	(9)	2	5,102
EBITDA	$ 9,394	$ 6,861	$ 23,551	$ 19,535

Financial Data Appendix – Distributable Cash Flow & Distribution Coverage Ratio

The following table reconciles net income to distributable cash flow and distribution coverage ratio for the three and nine month periods ended September 30, 2012:

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
	(In Thousands)	
Net income	$ 5,063	$ 11,432
Provision for income taxes	931	2,396
Depreciation and amortization	3,376	9,721
Interest (income) expense	24	2
EBITDA	9,394	23,551
Less:		
Current income tax expense	(596)	(1,785)
Maintenance capital expenditures	(64)	(305)
Plus:		
Non-cash cost of compressors sold	57	68
Equity compensation	664	1,313
Interest income (expense)	(24)	(2)
Distributable cash flow	$ 9,431	$ 22,840
Cash distribution attributable to period	$ 6,303	$ 18,593
Distribution coverage ratio	1.50x	1.23x